Exhibit to Item 77Q1(b)


The text of the proposal described in sub-item 77D is incorporated by reference to the Preliminary Proxy Statement filed with the Securities and Exchange Commission on July 27, 2010 (Accession No. 00013544880-10-002282).
Exhibit to Item 77Q1b.DOC